EXHIBIT 21

                SUBSIDIARIES OF SITEL CORPORATION

                                                STATE OR OTHER
                                               JURISDICTION OF
         NAME OF SUBSIDIARY                    INCORPORATION

          SITEL Insurance Services, Inc.             Nebraska
          Financial Insurance Services, Inc.         Nebraska
          SITEL Investments, Inc.                    Nebraska
          SITEL Software, Inc.                       Nebraska
          SITEL International, Inc.                  Nebraska
          National Action Financial Services, Inc.   Georgia
          Support Associates, Inc.                   California
          SITEL Technical Services, Inc.             Wisconsin
          SITEL Teleservices Canada Inc.             Canada
          SITEL Hispanica, S.A.                      Spain
          SITEL Europe plc                           United Kingdom
          SITEL Asia Pacific Holdings Pte Ltd.       Singapore
          SITEL Moor Park Limited                    United Kingdom
          The Decisions Group Limited                United Kingdom
          SITEL Brussels NV                          Belgium
          Merit Direct Limited                       United Kingdom
          Merit Direct [Services] Limited            United Kingdom
          Decisions [Services] Limited               United Kingdom
          SITEL Moor Park [Services] Limited         United Kingdom
          SITEL GmbH                                 Germany
          SITEL Iberica Teleservices, S.A.           Spain
          Tele Promotion, S.A.                       Spain
          Action Data Base, S.A.                     Spain
          Action Servicos de Publicidade, S.A.       Portugal
          B's Telemarketing Limited                  United Kingdom
          SITEL Singapore Pte Ltd                    Singapore
          SITEL Telebusiness New Zealand Limited     New Zealand
          SITEL Telebusiness Australia Pty Limited   Australia
          SITEL Telebusiness Singapore Pte Ltd       Singapore
          SITEL Levita Pty Ltd                       New South Wales
          L & R Group Limited                        United Kingdom